                                                                    EXHIBIT 11.1

                                   CORE, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                                  FOR THE THREE MONTHS    FOR THE SIX MONTHS
                                     ENDED JUNE 30,         ENDED JUNE 30,
                                  --------------------- -----------------------
                                     1995       1996       1995        1996
                                  ---------- ---------- ----------  -----------
Primary:
  Average shares outstanding.....  4,740,000  4,840,000  4,740,000    4,840,000
  Shares issuable on assumed ex-
   ercise of dilutive options and
   warrants--based on treasury
   stock method using average
   market price..................               901,000                 901,000
                                  ---------- ---------- ----------  -----------
    Total........................  4,740,000  5,741,000  4,740,000    5,741,000
                                  ========== ========== ==========  ===========
  Net income (loss).............. $  253,912 $  499,082 $ (897,405) $ 1,036,766
                                  ========== ========== ==========  ===========
  Net income (loss) per share.... $     0.05 $     0.09 $    (0.19) $      0.18
                                  ========== ========== ==========  ===========
Fully diluted:
  Average shares outstanding.....  4,740,000  4,840,000  4,740,000    4,840,000
  Shares issuable on assumed ex-
   ercise of dilutive options and
   warrants--based on treasury
   stock method using average
   market price..................               901,000                 901,000
                                  ---------- ---------- ----------  -----------
    Total........................  4,740,000  5,741,000  4,740,000    5,741,000
                                  ========== ========== ==========  ===========
  Net income (loss).............. $  253,912 $  499,082 $ (897,405) $ 1,036,766
                                  ========== ========== ==========  ===========
  Net income (loss) per share.... $     0.04 $     0.11 $    (0.19) $      0.18
                                  ========== ========== ==========  ===========